U.S. SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 19, 2001
Date of Report (Date of earliest event reported)

SCILABS HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Delaware	52-2265134

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6380 Wilshire Boulevard, Suite 907

Los Angeles, California	90048

(Address of principal executive offices)	(Zip code)

         Registrant’s telephone number, including area code: (323) 658-7199 tel.

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES
EXHIBIT 1

Item 5. Other Events.

REVERSE STOCK SPLIT

         On November 19, 2001, the holders of a majority interest in the common stock of SCILABS HOLDINGS, INC. (hereinafter the “Company”), a Delaware corporation, approved an amendment to the Company’s Certificate of Incorporation to effect a 1-for-30 reverse split of the shares of the Company’s common stock. The reverse split was deemed effective on November 19, 2001 (the “Effective Date”). Pursuant to the reverse split, every thirty shares of common stock outstanding as of the Effective Date will, from and after the Effective Date, represent one share of common stock. No fractional shares of common stock will be issued in connection with the reverse split, and the Company will issue cash in lieu of any fractional shares.

         A copy of the Company’s Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on November 28, 2001 to effect the reverse stock split is attached to this report as Exhibit 1.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2001	SCILABS HOLDINGS, INC.

	By:	/s/ Gilbert Cheang

Gilbert Cheang President